UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

PHARMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33380	87-0792558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 Campus Place Louisville, Kentucky		40299
(Address of principal executive offices)		(Zip Code)

(502) 627-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, PharMerica Corporation (the “Corporation”) amended and restated its Letter Agreement with Gregory Weishar, the Chief Executive Officer of the Corporation, (the “Agreement”) to extend the term of the Agreement and to make other limited revisions.

The Agreement sets forth the terms and conditions of Mr. Weishar’s employment during the term of the Agreement.  As amended, the term of the Agreement ends on December 31, 2016, but the Agreement will automatically be extended for successive one-year periods, unless either Mr. Weishar or the Corporation gives notice of non-renewal at least 120 days before the then-scheduled expiration of the term. Pursuant to the Agreement, Mr. Weishar receives a minimum annual base salary of at least $842,000.  The Agreement also provides that, for each year during the term, Mr. Weishar (i) will be eligible to receive a performance-based annual cash bonus with a target payment opportunity equal to at least 125% of his annual base salary, and (ii) will receive long-term incentive grants with an aggregate fair value equal to at least 230% of his annual base salary.

In the event Mr. Weishar’s employment is terminated without “cause”, for “good reason”, or due to a “change in control”, as those terms are defined in the Agreement, Mr. Weishar is entitled to receive a cash payment ranging from two to three times the sum of his annual base salary and target bonus for the calendar year in which the termination occurs, plus a pro rata bonus for the calendar year of termination.  In the event Mr. Weishar’s employment is terminated due to death or “disability”, as defined in the Agreement, Mr. Weishar is entitled to receive a pro rata bonus for the calendar year of termination, plus monthly cash payments for 12 months following the date of termination equal to the cost of coverage under the Corporation’s welfare benefit plan.

The Agreement also sets forth provisions governing the vesting and exercisability of Mr. Weishar’s outstanding equity compensation awards in connection with the termination of his employment.

The benefits provided under the Agreement are subject to Mr. Weishar’s compliance with anti-competition and anti-solicitation restrictions for a set period as defined in the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Amended and Restated Letter Agreement between PharMerica Corporation and Gregory Weishar, effective as of February 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMERICA CORPORATION

Date: March 4, 2014	By:	/s/ Thomas Caneris
Thomas Caneris
Senior Vice President, General Counsel, Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Letter Agreement between PharMerica Corporation and Gregory Weishar, effective as of February 27, 2014